EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

In connection with the Quarterly Report of Sanderson Farms, Inc. (the “Company”) on Form 10-Q for the quarter ended July 31, 2014 (the “Report”), I, D. Michael Cockrell, Treasurer and Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer
August 26, 2014